Exhibit 3.2

Execution Version

SECOND AMENDED AND RESTATED BY-LAWS

of

MACQUARIE INFRASTRUCTURE CORPORATION.

Effective Date: September 22, 2021

Second Amended and Restated By-Laws

of

MACQUARIE INFRASTRUCTURE CORPORATION.

1

ARTICLE IV	Officers

4.01	Officers	6
4.02	Election; Term of Office; Resignation; Removal	6
4.03	Other Agents	6
4.04	Chief Executive Officer	6
4.05	President	7
4.06	Vice Presidents	7
4.07	Secretary; Assistant Secretaries	7
4.08	Treasurer; Assistant Treasurers	7

ARTICLE V	Capital Stock

5.01	Form of Certificates	8
5.02	Transfer of Shares	8
5.03	Regulations	8

ARTICLE VI	General Provisions

6.01	Corporate Seal	8
6.02	Fiscal Year	8
6.03	Voting Securities Owned by the Corporation	8

ARTICLE VII	Indemnification

7.01	Indemnification of Directors and Officers in Third Party Proceedings	9
7.02	Indemnification of Directors and Officers in Actions by or in the Right of the Corporation	9
7.03	Successful Defense	9
7.04	Indemnification of Others	9
7.05	Advance Payment of Expenses	9
7.06	Limitation on Indemnification	10
7.07	Determination; Claim	11
7.08	Non-Exclusivity of Rights	11
7.09	Insurance	11
7.10	Survival	11
7.11	Effect of Repeal or Modification	11
7.12	Certain Definitions	12
7.13	Notices	12
7.14	Reliance	12

ARTICLE VIII	Amendments

SECOND AMENDED AND RESTATED BY-LAWS

of

MACQUARIE INFRASTRUCTURE CORPORATION.

ARTICLE I

OFFICES

Section 1.01. Registered Office. The registered office of the agent of the Corporation shall be The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801.

Section 1.02. Other Offices. The Corporation may also establish other offices and places of business at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.01. Annual Meeting. The annual meeting of the stockholders shall be held at such place, either within or without the State of Delaware, as may be specified by the Board of Directors; provided, however, that the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place but may instead be held solely by means of Remote Communication (as defined in Section 2.08). At each annual meeting, the stockholders shall elect directors to hold office for the term provided in Section 3.02 of these Second Amended and Restated By-laws (“Second A&R By-laws”).

Section 2.02. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Board of Directors, or by any officer or person as the Board of Directors may designate. Such request shall state the purpose or purposes of the proposed meeting. At a special meeting of the stockholders, no business shall be transacted which is not related to the purpose or purposes stated in the notice of the meeting. Any special meeting of the stockholders shall be held on such date, and at such time and (unless the meeting is to be held solely by means of Remote Communication) place, as shall be specified by the person or persons calling the meeting or in a waiver of notice thereof duly executed by all the stockholders.

Section 2.03. Notice of Meetings. Written notice of each stockholders’ meeting, stating the place (if any), date and hour of the meeting and the means of Remote Communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless otherwise required by applicable law. Any such notice may be given personally or by first class or express mail (with postage prepaid), courier service (with charges prepaid) or email, to the stockholder’s address (or email address) appearing on the books of the Corporation; provided, in the case of an email address, that such address is one at which the stockholder has consented to receive such a notice. If given by mail or courier service, the notice shall be deemed to have been given when deposited in the United States mail or with a courier service for delivery to that stockholder, with postage or fees, as applicable, prepaid; if given by email, the notice shall be deemed to have been given when dispatched.

Section 2.04. Quorum; Adjournment. Except as otherwise provided in the Amended and Restated Certificate of Incorporation (“A&R Certificate of Incorporation”) or by applicable law, at any meeting of the stockholders the presence, in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting.

In the absence of a quorum, the stockholders present may adjourn the meeting to another time and place (if any), and notice need not be given of the adjourned meeting if the time and place (if any) thereof, and the means of Remote Communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.05. Conduct of Meetings. The Chief Executive Officer shall preside at any meeting of the stockholders. In the absence of the Chief Executive Officer, such other person as shall have been designated by the Chief Executive Officer or the Board of Directors shall preside. The order of business at any meeting shall be as determined by the presiding officer.

The presiding officer shall have the power to prescribe such rules, regulations and procedures, and to do all such things, as in his or her judgment may be necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments, restrictions on entry to the meeting after the time scheduled for the commencement thereof, and the opening and closing of the voting polls.

The Secretary or Assistant Secretary shall have the duty to record the proceedings of the meetings of the stockholders in a book to be kept for the purpose thereof. The Secretary, Assistant Secretary or Chief Executive Officer may designate a person as acting secretary for a meeting.

It shall be the duty of the Secretary or Assistant Secretary to prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination by any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present at the meeting.

Section 2.06. Voting. Except as otherwise provided in the A&R Certificate of Incorporation or by applicable law, (i) every holder of shares of capital stock of the Corporation which are entitled to vote shall be entitled to one vote for each share of such capital stock registered in the name of such stockholder, and (ii) all corporate action shall be authorized by the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter; provided that a quorum is present at the meeting.

Section 2.07. Stockholder Action Without a Meeting. Except as otherwise provided in the A&R Certificate of Incorporation or by Section 211(b) of the Delaware General Corporation Law (the “DGCL”) or other applicable law, whenever the stockholders are required or permitted to take any action at any meeting, such action may be taken without a meeting, without prior notice and without a vote if (i) a consent or consents in writing to such action, setting forth the action so taken, shall be signed by holders of issued and outstanding shares of the capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted and (ii) the consent or consents so signed shall be delivered to the Corporation or the Secretary or Assistant Secretary of the Corporation.

Section 2.08. Remote Communication. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation. Remote communication meeting the qualifications set forth in this Section is referred to in these Second A&R By-laws as “Remote Communication.”

Stockholders and proxy holders not physically present at a meeting of stockholders may by means of Remote Communication (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of Remote Communication.

Section 2.09. Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof or to consent to corporate action in writing without a meeting or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date (i) shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, (ii) in the case of action in writing without a meeting, shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and (iii) shall not be more than sixty (60) days prior to such dividend, distribution, allotment, exercise or other action. If the Board of Directors does not fix a record date for a meeting or consent or a dividend, distribution, allotment, exercise or other action, the record date shall be such date as shall be determined in accordance with Section 213 of the Delaware General Corporation Law.

Section 2.10 Ratification of Acts of Directors and Officers. Except as otherwise provided by law, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of voting shares which would have been necessary to approve such transaction, contract or act at a meeting of the stockholders, or by written consent of the stockholders in lieu of a meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01. Number. The number of directors of the Corporation shall be the number fixed therefor from time to time by the Board of Directors or by the stockholders. The Board of Directors shall consist of three (3) members until such number is changed by the Board of Directors or the stockholders.

Section 3.02. Election; Term of Office; Removal. At each annual meeting of the stockholders, the directors shall be elected, each to hold his or her office until his or her successor is elected and qualified, or until his or her earlier resignation, removal or death. Except as otherwise provided in the A&R Certificate of Incorporation or by applicable law, any director, or the whole Board of Directors, may be removed, with or without cause, by a vote of a majority of the shares of capital stock of the Corporation then entitled to vote at an election of directors.

Section 3.03. Resignation. Any director may resign at any time by giving written notice to the Corporation. Such resignation shall take effect at the time specified therein or, if no such time is specified in the notice, upon receipt of the notice by the Corporation. Unless otherwise specified in the notice, acceptance of such resignation shall not be necessary to make it effective.

Section 3.04. Vacancies. Any vacancy in the Board of Directors arising at any time and from any cause, including without limitation newly created directorships resulting from an increase in the number of directors and vacancies resulting from the removal of directors, may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum exists (or by a unanimous written consent of the directors then in office), or by a sole remaining director, or by the stockholders in accordance with Section 2.06 and 2.07 of these Second A&R By-laws.

Section 3.05. Annual Meetings. A newly elected Board of Directors may meet and organize as soon as practicable after and at the place where the annual meeting of stockholders is held; or may meet at such place, within or without the State of Delaware, and such date and time, as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as may be specified in a duly executed waiver of notice.

Section 3.06. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places, within or without the State of Delaware, as the Board of Directors shall determine.

Section 3.07. Special Meetings. Special meetings of the Board of Directors may be called by or on behalf of a director or officer of the Corporation. Special meetings of the Board of Directors may be held at the principal office of the Corporation or at such other place, within or without the State of Delaware, as shall be designated in the notice of such meeting. Except as provided otherwise by applicable law, any business which may be conducted at any regular meeting of the Board of Directors may be conducted at any special meeting of the Board of Directors, whether or not such business was identified in the notice of such special meeting.

Section 3.08. Notice of Meetings. No notice need be given of any regular meeting of the Board of Directors or of any adjourned meeting of the Board of Directors. No notice need be given of any annual meeting of the Board of Directors.

Notice of each special meeting of the Board of Directors shall be given to each director by first class or express mail at least five (5) days before the meeting, or by overnight courier service, email or other electronic transmission, or personal delivery, in each case at least two (2) business days before the meeting and shall state the purpose of such meeting. Notices shall be deemed to have been given: if given by mail, when deposited in the United States mail with postage prepaid; if given by courier service, when deposited with a courier service with charges prepaid or duly provided for; if given by email or other electronic transmission, at the time of sending; and if given by personal delivery, at the time of delivery. Notices given by personal delivery may be in writing or oral. Written notices shall be sent to a director at the postal address, email address or address for other electronic transmission, designated by him or her for that purpose or, if none has been so designated, at his or her last known residence or business address, email address or address for other electronic transmission; provided, however, that whenever the director has an email address at macquarie.com, such director’s then current email address at macquarie.com shall be deemed to be an email address that such director shall have designated for the purpose of notice under this Section 3.08. For purposes of this Section 3.08, business days shall be determined on the basis of the time and generally accepted calendar of holidays at the place where the meeting to which the notice pertains is scheduled to be held.

No notice of a meeting need be given to any director who signs a written waiver thereof (whether before, during or after the meeting) or who attends the meeting without protesting, prior to or at the commencement of the meeting, the lack of notice of the meeting to such director or for actions taken by means of a written consent pursuant to Section 3.12.

Except as otherwise required by applicable law or by these Second A&R By-laws, no notice need state the purpose of the meeting.

Section 3.09. Quorum; Vote; Adjournment. Except as otherwise provided by applicable law, at all meetings of the Board of Directors a majority of the members of the whole Board of Directors shall constitute a quorum for the transaction of business and any specific item of business, and the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is obtained. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 3.10. Conduct of Meetings. The Chief Executive Officer of the Corporation shall preside at all meetings of the Board of Directors. In the absence of the Chief Executive Officer, the Board of Directors or the Chief Executive Officer may select anyone from among its members or officers of the Corporation to preside over the meeting. The Secretary or Assistant Secretary shall have the duty to record the proceedings of the meetings of the Board of Directors in a book to be kept for the purpose thereof. The Secretary, Assistant Secretary, Chief Executive Officer or other person presiding at the meeting may appoint any person to act as secretary of the meeting. At the invitation of any director or Chief Executive Officer, other officers and agents of the Corporation may attend any meeting of the Board of Directors, provided that such attendees shall have no vote at any meeting he or she attends when he or she is not a director.

Section 3.11. Attendance by Telephone. Any one or more directors (or members of any committee of the Board of Directors) may participate in a meeting of the Board of Directors (or of such committee) by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at the meeting.

Section 3.12. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors (or any committee thereof) may be taken without a meeting if all the members of the Board of Directors (or of such committee) then in office consent in writing to the adoption of a resolution authorizing the action and the written consents thereto of the directors (or the members of the committee) are filed with the minutes of the proceedings of the Board of Directors (or such committee).

Section 3.13. Committees. The Board of Directors may establish standing and special committees, each consisting of one or more persons who may or may not be a director of the Corporation. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except that no such committee shall have the power or authority in reference to the following: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by applicable law to be submitted to stockholders for approval or (ii) adopting, amending or repealing the Second A&R By-laws of the Corporation.

The provisions of Sections 3.08, 3.09, 3.10, 3.11 and 3.12 of these Second A&R By-laws, pertaining to notice of meetings of the Board of Directors, quorum and voting, the conduct of meetings of the Board of Directors, attendance of meetings and actions taken without a meeting, shall apply also to meetings of committees of the Board of Directors, unless different notice procedures or rules of conduct shall be prescribed by the Board of Directors for such committees or any particular committee of the Board of Directors.

Minutes of all such committees shall be filed with the Secretary or Assistant Secretary of the Corporation.

ARTICLE IV

OFFICERS

Section 4.01. Officers. The officers of the Corporation may include a Chief Executive Officer, Chief Operating Officer, Chief Compliance Officer, President, General Counsel, a Secretary and a Treasurer, and may also include one or more Vice Presidents (which may be further classified as “executive” or “senior” or by other descriptions, as determined by the Board of Directors), Assistant Treasurers, Assistant Secretaries, and such other officers, as the Board of Directors may from time to time elect. One person may hold two or more offices in the Corporation. Offices of the Corporation may but need not be held by persons who are also directors of the Corporation.

Each officer shall have such authority and perform such duties, in addition to those specified by these Second A&R By-laws, as may be prescribed by the Board of Directors from time to time.

Section 4.02. Election; Term of Office; Resignation; Removal. The officers of the Corporation shall be elected at each annual meeting of the Board of Directors and, in the case of a vacancy or a newly created office, at any time, by action of the Board of Directors. Each officer shall continue in office until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal or death.

Any officer of the Corporation may resign at any time by giving notice to the Board of Directors or to the Secretary or Assistant Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if such time is not specified therein, upon receipt thereof by the Board of Directors or the Secretary or Assistant Secretary. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

Any officer of the Corporation may be removed, with or without cause, by the Board of Directors; the election or appointment of an officer shall not in itself create any contract right.

Section 4.03. Other Agents. The Board of Directors or the Chief Executive Officer may from time to time appoint such agents of the Corporation as the Board of Directors or the Chief Executive Officer shall deem necessary. Each of such agents shall hold office at the pleasure of the Board of Directors or, if such agent was appointed by the Chief Executive Officer, of the Chief Executive Officer, and shall have such authority and may perform such duties as the Board of Directors or, if appointed by the Chief Executive Officer, the Chief Executive Officer may from time to time determine. Each such agent shall receive such compensation, if any, as the Board of Directors or, if appointed by the Chief Executive Officer, the Chief Executive Officer may from time to time determine.

Section 4.04. Chief Executive Officer. The Chief Executive Officer of the Corporation shall, subject to the provisions of these Second A&R By-laws and the control of the Board of Directors, have general and active management, direction and supervision over the business of the Corporation and over its officers. The Chief Executive Officer shall perform all duties incident to the office of chief executive or as from time to time may be assigned to him or her by the Board of Directors and shall report directly to the Board of Directors and shall have the right to delegate any of his or her powers to any other officer or agent in accordance with the Corporations Delegations of Authority approved by the Board of Directors. In the absence or disability of the Chief Executive Officer or the vacancy in the office of the Chief Executive Officer, the duties of the Chief Executive Officer shall be performed, and the Chief Executive Officer’s powers may be exercised, by a person designated by either the Board of Directors or the Chief Executive Officer, with approval from the Board of Directors.

Section 4.05. President. The President of the Corporation shall report and be responsible to the Chief Executive Officer. The President shall have such powers and perform such duties as from time to time are delegated to him or her by the Board of Directors or the Chief Executive Officer, or are incident to the office of President.

Section 4.06. Vice Presidents. Each Vice President, if any, shall have such authority to execute corporate documents and contracts on behalf of the Corporation and perform such duties as may be assigned to such Vice President from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.07. Secretary; Assistant Secretaries. The Secretary, Assistant Secretary or such person as designated pursuant to Sections 2.05 and 3.10, respectively, shall act as secretary of all meetings of the stockholders and of the Board of Directors and the Secretary or Assistant Secretary shall keep the minutes of all such meetings and of all meetings of all committees of the Board of Directors. The Secretary or Assistant Secretary or such person as designated thereby shall give notices of the meetings of the stockholders and of the Board of Directors as required by applicable law and by these Second A&R By-laws. The Secretary shall have custody of the corporate seal and affix and attest such seal to any instrument which may require execution under seal of the Corporation. The Secretary and the Assistant Secretary also shall perform all duties and enjoy all other powers commonly incident to the office of Secretary or Assistant Secretary, subject, however, to the control of the Board of Directors and the Chief Executive Officer.

In the absence or disability of the Secretary or Assistant Secretary, a person designated by the Chief Executive Officer may act in the Secretary’s stead.

Section 4.08. Treasurer; Assistant Treasurers. The Treasurer shall have the care and custody of all funds and securities of the Corporation. The Treasurer shall keep or cause to be kept complete and accurate accounts of receipts and disbursements of the Corporation and of deposits or custody of all moneys and other valuable effects of the Corporation. Whenever required by the Board of Directors or the Chief Executive Officer, the Treasurer shall render statements of the accounts and financial condition of the Corporation. The Treasurer upon request shall at all reasonable times exhibit his or her books and accounts to the Chief Executive Officer or any director of the Corporation. The Treasurer also shall perform all duties and enjoy all other powers commonly incident to the office of Treasurer, subject, however, to the control of the Board of Directors. The Treasurer shall, if required by the Board of Directors or the Chief Executive Officer, give such security for the faithful performance of his or her duties as the Board of Directors or Chief Executive officer may require.

In the absence or disability of the Treasurer, any Assistant Treasurer or a person designated by the Chief Executive Officer may act in the Treasurer’s stead.

ARTICLE V

CAPITAL STOCK

Section 5.01. Form of Certificates. Unless otherwise provided by resolution of the Board of Directors, the shares of the capital stock of the Corporation shall be represented by certificates, which shall be in such form as shall be prescribed by applicable law and approved by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer, President or a Vice President and the Secretary, Assistant Secretary or the Treasurer of the Corporation, and may be sealed with the seal of the Corporation.

Section 5.02. Transfer of Shares. Transfers of shares of the capital stock of the Corporation shall be registered on its records maintained for such purpose (i) upon surrender to the Corporation of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or certificates or on a separate accompanying document, together with such evidence of the payment of applicable transfer taxes and compliance with other provisions of law as the Corporation may require or (ii) if shares are not represented by certificates, upon compliance with such transfer procedures as may be approved by the Board of Directors or prescribed by applicable law

The Corporation shall be entitled to treat the holder of record of any share of the capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as expressly provided by law.

Section 5.03. Regulations. The Board of Directors shall have authority to make such rules and regulations as it may deem expedient concerning the issuance, transfer or registration of shares of the capital stock of the Corporation, including without limitation such rules and regulations (including, without limitation, requirements with respect to indemnifications) as the Board of Directors may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

ARTICLE VI

GENERAL PROVISIONS

Section 6.01. Corporate Seal. The Board of Directors may adopt a corporate seal, alter such seal at its pleasure, and authorize it to be used by causing it or an electronic copy thereof to be affixed or impressed or reproduced in any manner.

Section 6.02. Fiscal Year. The fiscal year of the Corporation shall be such period as may be fixed by the Board of Directors. Until such time as the Board of Directors shall change it, the fiscal year of the Corporation shall end on December 31 of each year.

Section 6.03. Voting Securities Owned by the Corporation. Unless otherwise ordered by the Board of Directors, any two officers of the Corporation, acting jointly, (a) shall have full power and authority on behalf of the Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of stock of, other equity interests in or other securities of any corporation or other entity in which the Corporation shall own or hold stock, other equity interests or other securities, and at any such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock, other equity interests or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present and (b) may execute and deliver on behalf of the Corporation powers of attorney, proxies, waivers of notice, written consents and other instruments relating to any stocks, other equity interests or other securities owned or held by the Corporation. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

ARTICLE VII

INDEMNIFICATION

Section 7.01. Indemnification of Directors and Officers in Third Party Proceedings. Subject to the other provisions of this Article VII, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 7.02. Indemnification of Directors and Officers in Actions by or in the Right of the Corporation. Subject to the other provisions of this Article VII, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 7.03. Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 7.01 or Section 7.02, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 7.04. Indemnification of Others. Subject to the other provisions of this Article VII, the Corporation shall have power to indemnify its employees and agents to the extent not prohibited by the DGCL or other applicable law. The Board of Directors shall have the power to delegate to such person or persons as the Board of Directors shall in its discretion make the determination of whether employees or agents shall be indemnified.

Section 7.05. Advance Payment of Expenses. Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Corporation in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VII or the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these Second A&R By-laws, but shall apply to any Proceeding referenced in Section 7.06(ii) or Section 7.06(iii) prior to a determination that the person is not entitled to be indemnified by the Corporation.

Section 7.06. Limitation on Indemnification. Subject to the requirements in Section 7.03 and the DGCL, the Corporation shall not be obligated to indemnify any person pursuant to this Article VII in connection with any Proceeding (or any part of any Proceeding):

(i)	for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii)	for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(iii)	for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such Person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(iv)	initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (c) otherwise required to be made under Section 7.07 or (d) otherwise required by applicable law; or

(v)	if prohibited by applicable law; provided, however, that if any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VII (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VII (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 7.07. Determination; Claim. If a claim for indemnification or advancement of expenses under this Article VII is not paid in full within ninety (90) days after receipt by the Corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Corporation shall indemnify such person against any and all expenses that are incurred by such person in connection with any action for indemnification or advancement of expenses from the Corporation under this Article VII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

Section 7.08. Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

Section 7.09. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

Section 7.10. Survival. The rights to indemnification and advancement of expenses conferred by this Article VII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.11 Effect of Repeal or Modification. A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or a Second A&R By-law shall not be eliminated or impaired by an amendment to the Certificate of Incorporation or these Second A&R By-laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 7.12 Certain Definitions. For purposes of this Article VII, references to the “Corporation” shall include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

Section 7.13. Notices. Any notice, request or other communications required or permitted to be given to the Corporation under this Article VII shall be in writing and either delivered in person or sent by facsimile, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the General Counsel or the Secretary of the Corporation and shall be effective only upon receipt by the General Counsel or the Secretary, as the case may be.

Section 7.14. Reliance. Each director of the Corporation shall, in the performance of such director’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by Macquarie Infrastructure Management (USA) Inc. (the “Manager”), or employees of the Manager, or any of the officers of the Corporation, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE VIII

AMENDMENTS

These Second A&R By-laws and any amendments hereof may be amended or repealed in any respect, and new Second A&R By-laws may be adopted, either by the stockholders or by the Board of Directors in accordance with Sections 2.06 and 2.07 if amended by the stockholders and Sections 3.09 and 3.12 if amended by the Board of Directors.